                                                                   EXHIBIT 11.1
                          THERAPEUTIC ANTIBODIES INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                                       FOR THE CUMULATIVE
                                                                                                       DEVELOPMENT STAGE
                                                               FOR THE THREE MONTHS ENDED            FROM AUGUST 10, 1984
                                                                        MARCH 31,                     (INCEPTION)THROUGH
                                                               1997                   1996              MARCH 31, 1997
                                                           ------------           ------------        ------------------
ACTUAL

    Weighted average shares outstanding                      22,363,692             16,849,345              9,160,503
                                                           ============           ============           ============

    Net loss                                               $ (4,307,839)          $ (3,726,514)          $(46,872,504)
                                                           ============           ============           ============

    Net loss per share                                     $      (0.19)          $      (0.22)          $      (5.12)
                                                           ============           ============           ============


PRIMARY

    Weighted average shares outstanding                      22,363,692             16,849,345              9,160,503

    Dilutive effect of stock options and warrants             1,331,627              1,974,990              1,331,627
                                                           ------------           ------------           ------------
                                                             23,695,319             18,824,334             10,492,130
                                                           ============           ============           ============

    Net loss                                               $ (4,307,839)          $ (3,726,514)          $(46,872,504)
                                                           ============           ============           ============

    Net loss per share                                     $      (0.18)          $      (0.20)          $      (4.47)
                                                           ============           ============           ============


FULLY DILUTED

    Weighted average shares outstanding                      22,363,692             16,849,345              9,160,503

    Dilutive effect of stock options and warrants             1,378,173              1,974,990              1,378,173
                                                           ------------           ------------           ------------
                                                             23,741,865             18,824,334             10,538,675
                                                           ============           ============           ============

    Net loss                                               $ (4,307,839)          $ (3,726,514)          $(46,872,504)
                                                           ============           ============           ============

    Net loss per share                                     $      (0.18)          $      (0.20)          $      (4.45)
                                                           ============           ============           ============



The dilutive effect of stock options and warrants is determined under the treasury stock method utilizing fair values per share of $6.02 and $6.21 for primary and fully diluted earnings per share in the three months ended March 31, 1997 and $5.50 for both primary and fully diluted earnings per share in the three months ended March 31, 1996.